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                                                                    EXHIBIT 23.7




                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Registration Statement of Career Education Corporation on Form S-1 of our report dated August 16, 1996, except for notes 8 and 9 as to which the date is October 23, 1997 (relating to the financial statements of IAMD, Ltd. and Subsidiaries presented separately herein) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


Gleeson, Sklar, Sawyers & Cumpata LLP, Independent Auditors
Skokie, Illinois
December 29, 1997